CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91456 on Form S-8 of our reports dated March 14, 2005, relating to the financial statements of Fidelity Bankshares, Inc and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fidelity Bankshares, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

West Palm Beach, Florida
March 14, 2005